Exhibit 1.01

SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”), dated as of March 9, 2006, among DOMINO’S, INC., a Delaware corporation (“Borrower”), DOMINO’S PIZZA, INC., a Delaware corporation (successor by merger to TISM, Inc.) (“Holdings”), various Subsidiaries of Borrower, the lenders from time to time party to the Credit Agreement referred to below (each a “Lender” and collectively, “Lenders”), J.P. MORGAN SECURITIES INC. (“JPMSI”), as sole lead arranger and book runner, and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for Lenders (in such capacity, “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Borrower, Holdings, JPMSI, Citigroup Global Markets, Inc., Lenders, Administrative Agent, Syndication Agent and Documentation Agent are parties to a Credit Agreement, dated as of July 29, 2002 and amended and restated as of June 25, 2003 (as so amended and restated and as the same has been further amended through, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Sixth Amendment, the Lenders wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I. Amendments to Credit Agreement.

1. The definition of “2005 Term Loan Commitment” appearing in subsection 1.1 of the Credit Agreement is hereby amended by inserting the text “on the Fifth Amendment Effective Date” immediately following the text “to Borrower” appearing in said definition.

2. Subsection 1.1 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Additional 2005 Term Loan Commitment” means the commitment of a Lender to make Additional 2005 Term Loans to Borrower on the Sixth Amendment Effective Date pursuant to subsection 2.1A(i)(V), and “Additional 2005 Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Sixth Amendment” means the Sixth Amendment to Credit Agreement, dated as of March 9, 2006.

“Sixth Amendment Arranger” means JPMSI, in its capacity as sole lead arranger and book runner pursuant to the Sixth Amendment.

“Sixth Amendment Effective Date” has the meaning assigned to that term in the Sixth Amendment.

“Sixth Amendment Mortgage Amendments” has the meaning assigned to that term in subsection 6.17.

3. Subsection 2.1A(i)(V) of the Credit Agreement is hereby amended by deleting said subsection in its entirety and inserting the following new subsection 2.1A(i)(V) in lieu thereof:

“(V) 2005 Term Loans. (x) Each Consenting New 2004 Term Lender severally agrees to convert (the “New 2004 Term Loan Conversion”), on the Fifth Amendment Effective Date, all New 2004 Term Loans of such Consenting New 2004 Term Lender outstanding on the Fifth Amendment Effective Date (immediately prior to giving effect thereto) into new term loans hereunder (each such term loan, a “Converted 2005 Term Loan” and, collectively, “Converted 2005 Term Loans”) and (y) (A) each Lender with a 2005 Term Loan Commitment severally agrees to make, on the Fifth Amendment Effective Date, a term loan or term loans in an initial principal amount equal to such Lender’s 2005 Term Loan Commitment (each, together with any term loan made pursuant to succeeding clause (B), an “Additional 2005 Term Loan” and, collectively, “Additional 2005 Term Loans” and, together with the Converted 2005 Term Loans, “2005 Term Loans”) to Borrower and (B) each Lender with an Additional 2005 Term Loan Commitment severally agrees to make, on the Sixth Amendment Effective Date, a term loan or term loans in an initial principal amount equal to such Lender’s Additional 2005 Term Loan Commitment to Borrower, in each case to be used for the purposes identified in subsection 2.5H. The amount of each Lender’s 2005 Term Loan Commitment and Converted 2005 Term Loans (if any), in each case as of the Fifth Amendment Effective Date, is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of (x) Additional 2005 Term Loans and (y) Converted 2005 Term Loans, in each case outstanding on the Fifth Amendment Effective Date, is $458,012,821.00. The amount of each Lender’s Additional 2005 Term Loan Commitment as of the Sixth Amendment Effective Date is set forth opposite its name on Schedule I to the Sixth Amendment. The 2005 Term Loan Commitments of Lenders on the Fifth Amendment Effective Date shall be adjusted to give effect to any assignments of the 2005 Term Loan Commitments pursuant to subsection 10.1B. Each Lender’s 2005 Term Loan Commitment shall expire immediately and without further action on December 1, 2005 if Additional 2005 Term Loans are not made on or before that date. Each Lender’s Additional 2005 Term Loan Commitment provided on the Sixth Amendment Effective Date shall expire in its entirety without further action on the Sixth Amendment Effective Date (immediately after giving effect to the making of Additional 2005 Term Loans on such date). Borrower may make only (x) one borrowing on the Fifth Amendment Effective Date under the 2005 Term Loan Commitments and (y) one borrowing on the Sixth Amendment Effective Date under the Additional 2005 Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i)(V) or amounts borrowed as New 2004 Term Loans under subsection 2.1(A)(i)(IV) and continued as 2005 Term Loans pursuant to this subsection 2.1(A)(i)(V) and subsequently repaid or prepaid may not be reborrowed.”.

4. Subsection 2.1C of the Credit Agreement is hereby amended by deleting the first paragraph of said subsection in its entirety and inserting the following new paragraph in lieu thereof:

“Additional 2005 Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares (or, (x) in the case of Additional 2005 Term Loans made available on the Fifth Amendment Effective Date, pro rata based upon their respective 2005 Term Loan Commitments as in effect on the Fifth Amendment Effective Date (before giving effect to the making of Additional 2005 Term Loans on such date) and (y) in the case of Additional 2005 Term Loans made available on the Sixth Amendment Effective Date, pro rata based upon their respective Additional 2005 Term Loan Commitments as in effect on the Sixth Amendment Effective Date (before giving effect to the making of Additional 2005 Term Loans on such date)), it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 P.M. (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date (or, (x) in the case of Additional 2005 Term Loans made available on the Fifth Amendment Effective Date, each Lender with a 2005 Term Loan Commitment on such date will make the amount of its 2005 Term Loan Commitment available to Administrative Agent not later than 1:00 P.M. (New York City time) on the Fifth Amendment Effective Date and (y) in the case of Additional 2005 Term Loans made available on the Sixth Amendment Effective Date, each Lender with an Additional 2005 Term Loan Commitment on such date will make the amount of its Additional 2005 Term Loan Commitment available to Administrative Agent not later than 1:00 P.M. (New York City time) on the Sixth Amendment Effective Date), in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(iii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Loans made on the Restatement Effective Date), Part II, Section 5 of the First Amendment (in the case of New Term Loans), Part III, Section 5 of the Second Amendment (in the case of 2004 Term Loans), Part II, Section 5 of the Third Amendment (in the case of New 2004 Term Loans made available on the Third Amendment Effective Date), Part II, Section 5 of the Fifth Amendment (in the case of 2005 Term Loans made available on the Fifth Amendment Effective Date), Part II, Section 5 of the Sixth Amendment (in the case of Additional 2005 Term Loans made available on the Sixth Amendment Effective Date) and subsection 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account(s) of Borrower at the Funding and Payment Office.”.

5. Subsection 2.2B(x) of the Credit Agreement is hereby amended by (i) inserting the text “on the Fifth Amendment Effective Date” immediately preceding the text “pursuant to subsection 2.1A(i)(V)” appearing in said subsection, (ii) inserting the text “made on the Fifth Amendment Effective Date” immediately following the text “(C) Additional 2005 Term Loans” appearing in said subsection and (iii) inserting the text “on the Fifth Amendment Effective Date” immediately following the text “all Lenders with outstanding 2005 Term Loans” appearing in said subsection.

6. Subsection 2.2B of the Credit Agreement is hereby further amended by (i) deleting the word “and” appearing at the end of clause (ix) of said subsection, (ii) deleting the period appearing at the end of clause (x) of said subsection and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (xi) immediately following clause (x) of said subsection:

“(xi) in connection with the Sixth Amendment and the incurrence of Additional 2005 Term Loans pursuant to subsection 2.1A(i)(V) on the Sixth Amendment Effective Date, (A) Additional 2005 Term Loans made on the Sixth Amendment Effective Date shall be initially incurred pursuant to a single borrowing of Eurodollar Rate Loans which shall be added to (and thereafter be deemed to constitute a part of) each then outstanding borrowing of 2005 Term Loans on a pro rata basis (based on the relative sizes of such then outstanding borrowings of 2005 Term Loans) and (B) Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Lenders with outstanding 2005 Term Loans (after giving effect to the Sixth Amendment Effective Date and the incurrence of Additional 2005 Term Loans pursuant to subsection 2.1A(i)(V) on such date) participate in each borrowing of 2005 Term Loans on a pro rata basis (based upon the sum of such Lender’s (x) Additional 2005 Term Loan Commitment as in effect on the Sixth Amendment Effective Date (prior to the making of Additional 2005 Term Loans on such date) and (y) 2005 Term Loans outstanding immediately prior to the Sixth Amendment Effective Date (and prior to the making of Additional 2005 Term Loans on such date)).”.

7. Subsection 2.4A of the Credit Agreement is hereby amended by deleting said subsection in its entirety and inserting the following new subsection 2.4A in lieu thereof:

“A. Scheduled Payments of 2005 Term Loans. Borrower shall make principal payments on the 2005 Term Loans in installments on the dates and in the amounts set forth below:

DATE	SCHEDULED REPAYMENT OF 2005 TERM LOANS
March 31, 2007	$1,337,595
June 30, 2007	$1,337,595
September 30, 2007	$1,337,595
December 31, 2007	$1,337,595
March 31, 2008	$1,337,595
June 30, 2008	$1,337,595
September 30, 2008	$1,337,595
December 31, 2008	$1,337,595
March 31, 2009	$1,337,595
June 30, 2009	$1,337,595
September 30, 2009	$1,337,595
December 31, 2009	$1,337,595
March 31, 2010	$253,480,840
June 25, 2010	$253,480,841

; provided that the scheduled installments of principal of the 2005 Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the 2005 Term Loans in accordance with subsection 2.4B(iv); and provided further, that the 2005 Term Loans and all other amounts owed hereunder with respect to the 2005 Term Loans shall be paid in full no later than June 25, 2010 and the final installment payable by Borrower in respect of the 2005 Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the 2005 Term Loans.”.

8. Subsection 2.4B(iii) of the Credit Agreement is hereby amended by inserting the following new subsection 2.4B(iii)(i) immediately following subsection 2.4B(iii)(h) appearing in said subsection:

“(i) Special Prepayments of 2005 Term Loans. In the event that Holdings does not utilize at least $100,000,000 of Cash in the aggregate to make repurchases of capital stock of Holdings during the period from the Sixth Amendment Effective Date through (and including) June 30, 2006, then Borrower shall repay 2005 Term Loans in an aggregate amount equal to the remainder of (x) $100,000,000 minus the aggregate amount of Cash actually utilized by Holdings during such period to repurchase its capital stock.

9. Subsection 2.4B(iv)(b) of the Credit Agreement is hereby amended by inserting the text “or (i)” immediately following the text “subsections 2.4B(iii)(a)-(e)” appearing in said subsection.

10. Subsection 2.5 of the Credit Agreement is hereby amended by deleting said subsection in its entirety and inserting the following new subsection 2.5H in lieu thereof:

“H. Additional 2005 Term Loans. The Additional 2005 Term Loans incurred on (x) the Fifth Amendment Effective Date shall be used on the Fifth Amendment Effective Date to solely repay outstanding New 2004 Term Loans of Non-Consenting New 2004 Term Lenders (if any) and (y) the Sixth Amendment Effective Date shall be used by Borrower solely to make Restricted Junior Payments to Holdings to enable Holdings to make repurchases of capital stock of Holdings pursuant to, and in accordance with the requirements of, subsection 7.5, in any such case on or prior to June 30, 2006.”.

11. Section 6 of the Credit Agreement is hereby amended by inserting the following new subsection 6.17 at the end of said Section:

“6.17 Sixth Amendment Mortgage Amendments. Within 60 days following the Sixth Amendment Effective Date (unless otherwise agreed by the Collateral Agent), Borrower shall have delivered to the Collateral Agent, or caused to be delivered to the Collateral Agent, fully executed counterparts of amendments (the “Sixth Amendment Mortgage Amendments”), in form and substance reasonably satisfactory to the Administrative Agent, to each of the Mortgages covering a Mortgaged Property, together with evidence that counterparts of each of the Sixth Amendment Mortgage Amendments have been delivered to the title company insuring the Lien on the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien on the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors securing all of the Obligations (including the Additional 2005 Term Loans incurred on the Sixth Amendment Effective Date).”

12. Subsection 7.5 of the Credit Agreement is hereby amended by (i) deleting the text “$35,000,000” appearing in subsection 7.5(xvi) and inserting the text “$40,000,0000” in lieu thereof, (ii) deleting the word “and” appearing at the end of subsection 7.5(xvii), (iii) deleting the period appearing at the end of subsection 7.5(xviii) and inserting the text “; and” in lieu thereof and (iv) inserting the following new subsection 7.5(xix) immediately following subsection 7.5(xviii):

“(xix) so long as no Potential Event of Default or Event of Default then exists or would result therefrom, at any time on or prior to June 30, 2006, provided that Borrower shall have utilized the full amount of (x) the baskets provided for in subsection 7.5(viii) for the then current Fiscal Year (including, to the extent available, the basket provided in the proviso to said subsection) and (y) the basket provided for in subsection 7.5(xviii), in each case to make Restricted Junior Payments to Holdings for the purposes set forth in said subsections, Borrower may make additional Restricted Junior Payments to Holdings to the extent required for Holdings to, and Holdings may make repurchases of capital stock of Holdings in an aggregate amount not to exceed $46,000,000.”.

13. Subsection 7.6B of the Credit Agreement is hereby amended by deleting each instance of the text “4.75x” appearing in the table in said subsection and inserting the text “4.50x” in lieu thereof.

14. Subsection 7.6C of the Credit Agreement is hereby amended by (i) deleting each instance of the text “2.75x” appearing in the table in said subsection and inserting the text “3.00x” in lieu thereof, (ii) deleting each instance of the text “2.50x” appearing in the table in said subsection and inserting the text “2.75x” in lieu thereof and (iii) deleting the first two instances of the text “2.25x” appearing in the table in said subsection and inserting the text “2.50x” in lieu thereof.

15. Subsection 9.1A of the Credit Agreement is hereby amended by (i) deleting the text “(v)” appearing in the first sentence of said subsection and inserting the text “(u)” in lieu thereof, (ii) deleting the text “(w)” appearing in the first sentence of said subsection and inserting the text “(v)” in lieu thereof, (iii) deleting the text “(x)” appearing in the first sentence of said subsection and inserting the text “(w)” in lieu thereof, (iv) deleting the text “(y)” appearing in the first sentence of said subsection and inserting the text “(x)” in lieu thereof, (v) deleting the text “and (z)” appearing in the first sentence of said subsection and inserting the text “, (y)” in lieu thereof, (vi) inserting the text “and (z) JPMSI is hereby appointed Sixth Amendment Arranger hereunder as of the Sixth Amendment Effective Date” immediately following the text “Fifth Amendment Effective Date” appearing in clause (y) of the first sentence of said subsection (as modified pursuant to preceding subclause (v)), (vii) deleting the text “Initial Arrangers, First Amendment Arranger, Second Amendment Arranger, Third Amendment Arranger and Fifth Amendment Arranger” appearing in the first sentence of said subsection and inserting the text “Initial Arrangers, First Amendment Arranger, Second Amendment Arranger, Third Amendment Arranger, Fifth Amendment Arranger and Sixth Amendment Arranger” in lieu thereof and (viii) inserting the sentence “Concurrently with the occurrence of the Sixth Amendment Effective Date, all obligations of JPMSI, in its capacity as Sixth Amendment Arranger hereunder, shall terminate.” immediately prior to the last sentence appearing in said subsection.

16. Schedule I attached hereto is incorporated by reference herein.

II. Miscellaneous Provisions.

1. In order to induce Lenders to enter into this Sixth Amendment, each of Borrower and Holdings hereby represents and warrants that (i) no Potential Event of Default or Event of Default exists as of the Sixth Amendment Effective Date both immediately before and immediately after giving effect thereto and to the incurrence of Additional 2005 Term Loans on such date and (ii) all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on the Sixth Amendment Effective Date immediately before and immediately after giving effect thereto and to the incurrence of Additional 2005 Term Loans on such date, with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. This Sixth Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement, the Subsidiaries Guaranty or any other Loan Document.

3. This Sixth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Borrower and Administrative Agent.

4. THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This Sixth Amendment shall become effective on the date (the “Sixth Amendment Effective Date”) when each of the following conditions shall have been satisfied (it being understood that the condition set forth in clause (iv) below may be satisfied concurrently with the occurrence of the Sixth Amendment Effective Date):

(i) Borrower, Holdings, each other Loan Party, Lenders constituting the Requisite Lenders (determined prior to giving effect to this Sixth Amendment) and each Lender with an Additional 2005 Term Loan Commitment listed on Schedule I hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip (facsimile number 212-354-8113 / email address: myip@whitecase.com);

(ii) there shall have been delivered to Administrative Agent for the account of each Lender with an Additional 2005 Term Loan Commitment which has requested same, an appropriate 2005 Term Note executed by Borrower in each case in the amount, maturity and otherwise as provided in the Credit Agreement;

(iii) there shall have been delivered to Administrative Agent copies of resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of this Sixth Amendment and the Loan Documents as amended by this Sixth Amendment, certified as of the Sixth Amendment Effective Date by the corporate secretary or an assistant secretary of such Loan Party as being in full force and effect without modification or amendment;

(iv) Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of company proceedings and governmental approvals, if any, which Administrative Agent reasonably may have requested in connection with this Sixth Amendment and the transactions contemplated herein, such documents and papers, where appropriate, to be certified by proper company or governmental authorities;

(v) Administrative Agent shall have received from Borrower an officer’s certificate executed by the president, vice president, secretary or treasurer of the U.S. Borrower certifying which provisions of each Senior Subordinated Note Indenture that the incurrence of Additional 2005 Term Loans to be incurred on the Sixth Amendment Effective Date will be justified under and demonstrating in reasonable detail that the full amount of such Additional 2005 Term Loans may be incurred in accordance with, and will not violate the provisions of, any Senior Subordinated Note Indenture;

(vi) Administrative Agent shall have received a solvency certificate from the acting chief financial officer of Borrower in the form of Exhibit XIV to the Credit Agreement, except that such certificate shall be dated the Sixth Amendment Effective Date and shall be modified (to the satisfaction of Administrative Agent) to provide that such certificate is being provided after giving effect to the incurrence of the Additional 2005 Term Loans incurred on the Sixth Amendment Effective Date; and

(vii) Administrative Agent shall have received from counsel to the Loan Parties reasonably satisfactory to the Administrative Agent an opinion or opinions addressed to Administrative Agent and each of the Lenders and dated the Sixth Amendment Effective Date in form and substance satisfactory to Administrative Agent and covering such matters incident to this Sixth Amendment and the transactions contemplated herein as Administrative Agent may reasonably request.

6. By executing and delivering a copy hereof, each Loan Party hereby agrees that all Obligations of the Loan Parties (including, without limitation, the Additional 2005 Term Loans incurred on the Sixth Amendment Effective Date) are fully guaranteed pursuant to the Holdings Guaranty and the Subsidiaries Guaranty in accordance with the terms and provisions thereof and are fully secured pursuant to the Collateral Documents.

7. From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Sixth Amendment as of the date first above written.

DOMINO’S PIZZA, INC.

By:	/s/ Joseph P. Donovan
Name:	Joseph P. Donovan
Title:	Vice President and Treasurer

DOMINO’S, INC.

By:	/s/ Joseph P. Donovan
Name:	Joseph P. Donovan
Title:	Vice President and Treasurer

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), individually and as Administrative Agent

By:	/s/ Teri Streusand
Name:	Teri Streusand
Title:	Vice President

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF MARCH 9, 2006, AMONG DOMINO’S, INC., DOMINO’S PIZZA, INC., J.P. MORGAN SECURITIES INC., AS SOLE LEAD ARRANGER AND BOOK RUNNER, THE LENDERS PARTY HERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

By:
Name:
Title:

Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Sixth Amendment, hereby consents to the entering into of the Sixth Amendment and agrees to the provisions thereof (including, without limitation, Part II, Section 6 thereof).

DOMINO’S PIZZA LLC
DOMINO’S PIZZA INTERNATIONAL PAYROLL SERVICES, INC.
DOMINO’S PIZZA PMC, INC.

By:	/s/ Joseph P. Donovan
Name:	Joseph P. Donovan
Title:	Vice President and Treasurer

DOMINO’S PIZZA INTERNATIONAL, INC.

By:	/s/ Michael T. Lawton
Name:	Michael T. Lawton
Title:	Vice President

SCHEDULE I

Additional 2005 Term Loan Commitments

Lender	Additional 2005 Term Loan Commitment
JPMorgan Chase Bank, N.A.	$100,000,000.00

Total:	$100,000,000